As filed with the Securities and Exchange Commission on May 17, 1996
                                                 Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              HOLLYWOOD TRENZ, INC.
             (Exact name of registrant as specified in its charter)

             Delaware                                   59-2839130
 ----------------------------                        ---------------
 (State or other jurisdiction                       (I.R.S. Employer
of incorporation or organization)                 Identification Number)


                             CONSULTING AGREEMENTS
                            (Full title of the plan)


   3471 North Federal Highway, Ft. Lauderdale. FL 33306 Telephone 954-568-0433
   ---------------------------------------------------------------------------
               (Address, including zip code, and telephone number,
                  including area code, of registrant's office)

                         Edward R. Showalter, President
   3471 North Federal Highway. Ft. Lauderdale, FL 33306 Telephone 954-568-0433
   ---------------------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

              Copies of communications to the agent for service to:

             Timothy J. O'Connor, Esq., O'Connor & Associates, P.C.
                      7730 E. Belleview Avenue, Suite 102
               Englewood, Colorado 80111
                            Telephone (303)741-6100

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest
reinvestment plans, check the following line:   [ X ]



                            CALCULATION OF REGISTRATION FEE
=============================================================================================
                                                                   Proposed
 Title of                                      Proposed             maximum
securities                  Amount              maximum            aggregate     Amount of
   to be                     to be              offering           offering     registration
registered                registered          per share (1)         price (1)        fee
- ---------------------------------------------------------------------------------------------
Common Stock
(no par value)           4,700,000 shares        $0.175             $822,500        $284
=============================================================================================

(1)    Pursuant to Rule 457(c), based upon the average of the bid and ask prices of the common stock as of May 14, 1996.
===============================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.   See Item 2 below.
        -----------------

Item 2. Registrant Information and Employee Plan Annual Information.
        ------------------------------------------------------------

         The document(s) containing the information specified in Items 1 and 2 of Part I of Form S-8 will be sent or given to participants in the Consulting Agreements filed as Exhibits to this Registration Statement (the "Consulting Agreements") in accordance with Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Such document(s) are not filed with the Commission in compliance with the Note to Part 1 of Form S-8, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to
Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

         The documents listed in (a) through (c) below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13 (c), 14 and 15 ,(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

                  (a) The Company's annual report on Form 10-KSB for the year ended December 31, 1995 filed pursuant to Sections 13(a) or 15(d) of the Exchange Act.

                  (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the report referred to in (a) above.

                  (c) The description of the Common Stock of the Company that is contained in the Registration Statement filed by the Company under the Securities and Exchange Act including any amendment or report filed for the purpose of updating such description.

Item 4. Description of Securities

        Not Applicable.

Item 5. Interests of Named Experts and Counsel

        Not Applicable.

Item 6. Indemnification of Directors and Officers

     Pursuant to the Company's Bylaws, the officers and directors of the Company are entitled to indemnification to the maximum extent permitted by the Delaware General Corporation Law. Such indemnification may limit his or her liability in that capacity. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed

        Not applicable

Item 8. Exhibits

Exhibit                 Description
- -------                 -----------

(4)(a)(1) Consulting Agreement dated May 3, 1996, between the Company and Electronic Experience

(4)(a)(2) Consulting Agreement dated May 3, 1996, between the Company and Innovative II, Inc.

(4)(a)(3) Consulting Agreement dated May 3, 1996, between the Company and Kimberly Martineau

(4)(a)(4) Consulting Agreement dated May 6, 1996, between the Company and Euro International Design

(4)(a)(5) Consulting Agreement dated May 7, 1996, between the Company and Pinnacle Corporate Marketing, Inc.

(5) Opinion of O'Connor & Associates, P.C. relating to the issuance of shares of securities pursuant to the Consulting Agreements


(23)(a) Consent of O'Connor & Associates, P.C. included in the opinion filed as Exhibit (5) hereto

(23)(b)      Consent of independent certified public accountants

Item 9. Undertakings


The undersigned Registrant hereby undertakes:

                  (a) To file, during any period in which offerings or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (b) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ft. Lauderdale and the State of Florida, on the 17th day of May, 1996.

                                    Hollywood Trenz, Inc.

                                    By: /s/ Edward R. Showalter
                                        ----------------------------------------
                                          Edward R. Showalter
                                          President, Chief Executive and Chief
                                          Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

  Signature                          Title                       Date
  ---------                          -----                       ----
                              President, Principal
                              Executive and Financial          May 17,1996
 /s/ Edward R. Showalter      Officer and Chairman of
- -------------------------     the Board of Directors
  Edward R. Showalter

                              Vice Chairman, Chief             May 17,1996
 /s/ Robert E. Burton. Jr.    Operating Officer and
 -------------------------    Director
  Robert E. Burton, Jr.



/s/  Gregory D. Smith         Director                         May 17, 1996
- --------------------------
Gregory D. Smith

As filed with the Securities and Exchange Commission on May 17, 1996.
                                                        Registration No.
================================================================================





                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    EXHIBITS




                      ------------------------------------
                              Hollywood Trenz, Inc.
                      ------------------------------------



                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                      ------------------------------------















===========================================================================

                                  EXHIBIT INDEX
                              Hollywood Trenz, Inc.

Exhibit
Number         Description
- ---------      -----------

(4)(a)(1) Consulting Agreement dated May 3, 1996, between the Company and Electronic Experience

(4)(a)(2) Consulting Agreement dated May 3, 1996, between the Company and Innovative II, Inc.

(4)(a)(3) Consulting Agreement dated May 3, 1996, between the Company and Kimberly Martineau

(4)(a)(4) Consulting Agreement dated May 6, 1996, between the Company and Euro International Design

(4)(a)(5) Consulting Agreement dated May 7, 1996, between the Company and Pinnacle Corporate Marketing, Inc.

(5) Opinion of O'Connor & Associates, P.C. relating to the issuance of shares of securities pursuant to the Consulting Agreements


(23)(a) Consent of O'Connor & Associates, P.C. included in the opinion filed as Exhibit (5) hereto

(23)(b)      Consent of independent certified public accountants